UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2006

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY	14902
(Address of principal executive offices)	(Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02  Results of Operations and Financial Conditions

On November 9, 2006 Hardinge Inc. issued a press release announcing the Company’s third quarter and year to date 2006 results.  The press release also announced that on August 7, 2006, the Board of Directors declared a cash dividend of $0.05 per share on the Company’s common stock.  This dividend is payable December 8, 2006 to stockholders of record as of December 1, 2006.  A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.02  Appointment of Certain Officers

On November 7, 2006 the Board of Directors of Hardinge Inc. appointed Edward J. Gaio as the Company’s Corporate Controller and Principal Accounting Officer. Mr. Gaio, who is 52, joined Hardinge on September 12, 2006.  He was employed by Agilysys, Inc., a distributor of enterprise computer systems and solutions located in Cleveland Ohio from 1998-2006. At Agilysys, Mr. Gaio was Vice President of Finance from 2005-2006; Vice President and Controller from 1999-2005; and Director, Finance and Planning - Industrial Electronic Component Division from 1998-1999. He also held various financial positions at Avery Dennison Corporation, located in Painesville, OH from 1977-1998.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

( c) Exhibits

                99    Press release issued by registrant on November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

November 9, 2006	By:	/s/ J. Patrick Ervin
Date	J. Patrick Ervin
Chairman, President & Chief Executive Officer

November 9, 2006	By:	/s/ Charles R. Trego, Jr.
Date	Charles R. Trego, Jr.
Senior Vice President and Chief Financial Officer